UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 22, 2015

(Date of report – date of earliest event reported)

MAUI LAND & PINEAPPLE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Hawaii	001-06510	99-0107542
(State of incorporation)	(Commission file number)	(IRS employer identification number)

200 Village Road, Lahaina, Maui, Hawaii 96761

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07             Submission of Matters to a Vote of Security Holders

On April 22, 2015, Maui Land & Pineapple Company, Inc. (the “Company”) held its 2015 annual meeting of shareholders (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. The number of shares of the Company's common stock that were outstanding as of February 27, 2015, which was the record date for the Annual Meeting, was 18,788,778. The final results of the voting at the Annual Meeting were as follows:

Proposal 1: Election of Directors to serve for a one-year term or until their successors are elected and qualified:

	Shares Voted For	Shares Withheld	Broker Non-Votes
Stephen M. Case	13,635,681	217,457	3,828,870
Warren H. Haruki	13,755,609	97,529	3,828,870
Duncan MacNaughton	13,544,695	308,443	3,828,870
Anthony P. Takitani	13,752,971	100,167	3,828,870
Arthur C. Tokin	13,545,181	307,957	3,828,870

Proposal 2: Approval, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers:

Shares voted for:	13,080,318
Shares voted against:	766,997
Shares abstained:	5,823
Broker non-votes:	3,828,870

Proposal 3: Ratification of Accuity LLP as the Company’s independent registered public accounting firm for the fiscal year 2015:

Shares voted for:	17,597,266
Shares voted against:	80,524
Shares abstained:	4,218
Broker non-votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: April 23, 2015	By:	/s/ TIM T. ESAKI
Tim T. Esaki
Chief Financial Officer

3